UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) AUGUST 12, 2003

FLIGHT SAFETY TECHNOLOGIES, INC. (Exact name of registrant as specified in its charter)

Nevada (State of Incorporation)	000-33305 (Commission File No.)	95-4863690 (I.R.S. Employer ID No.)

        28 Cottrell Street, Mystic, Connecticut 06355
(Address of principal executive offices and Zip Code)

                              (860) 245-0191
(Registrant's telephone number, including area code)

Item 5. Other Events.

Between August 4, 2003 and August 8, 2003, we issued 500,000 shares of our registered common stock pursuant to the exercise of warrants by institutional investors who participated in our private placement of common stock in September, 2002. The warrant exercise resulted in gross proceeds of $1,000,000 to us. These funds will be used for general corporate purposes and, together with $700,000 of proceeds from similar warrants recently exercised by another investor, has increased our cash on hand by a total of $1,700,000. These shares were previously registered to permit public trading pursuant to a Form SB-2 we filed with the Securities and Exchange Commission that became effective February 19, 2003. This completes the exercise of all warrants whose underlying shares were registered under that registration statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLIGHT SAFETY TECHNOLOGIES, INC. Date: August 12, 2003 /s/ Samuel A. Kovnat

Samuel A. Kovnat Chief Executive Officer